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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
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NAME                                         JURISDICTION OF INCORPORATION
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
The National City Bank of Evansville         United States
Evansville, Indiana

The Peoples National Bank of Grayville       United States
Grayville, Illinois

First Federal Savings Bank of Leitchfield    United States
Leitchfield, Kentucky

First Kentucky Bank                          Commonwealth of Kentucky
Sturgis, Kentucky

Lincolnland Bank                             State of Indiana
Dale, Indiana

The Bank of Mitchell                         State of Indiana
Mitchell, Indiana

Pike County Bank                             State of Indiana
Petersburg, Indiana

The State Bank of Washington                 State of Indiana
Washington, Indiana

White County Bank                            State of Illinois
Carmi, Illinois

United Federal Savings Bank                  United States
Vincennes, Indiana

The First National Bank of Wayne City        United States
Wayne City, Illinois

NCBE Leasing Corp.                           State of Indiana
Evansville, Indiana

Twenty-One Southeast Third Corporation       State of Indiana
Evansville, Indiana

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